Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Jean-Pierre Sbraire, Deputy Chief Financial Officer of TOTAL S.A., as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to act, without any other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 (including under any other appropriate Form) of TOTAL S.A., a French société anonyme, and any or all amendments (including post-effective amendments) thereto, relating to the registration under the U.S. Securities Act of 1933, as amended, of common shares, nominal value 2.50 euros each, of TOTAL S.A. that may be issued pursuant to the TOTAL Holdings USA, Inc. 2019 Employee Shareholder Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, or any state regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection with the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates noted below.

Date: February 15, 2019	By: Name: Title:	/s/ PATRICK POUYANNÉ Patrick Pouyanné Chairman and Chief Executive Officer
Date: February 15, 2019	By: Name: Title:	/s/ PATRICK ARTUS Patrick Artus Director
Date: __________, 2019	By: Name: Title:	Patricia Barbizet Director
Date: February 18, 2019	By: Name: Title:	/s/ MARIE-CHRISTINE COISNE-ROQUETTE Marie-Christine Coisne-Roquette Director
Date: February 15, 2019	By: Name: Title:	/s/ MARK CUTIFANI Mark Cutifani Director
Date: February 15, 2019	By: Name: Title:	/s/ MARIA VAN DER HOEVEN Maria van der Hoeven Director
Date: February 17, 2019	By: Name: Title:	/s/ ANNE-MARIE IDRAC Anne-Marie Idrac Director

[Signature page of Form S-8 Power of Attorney]

Date: February 15, 2019	By: Name: Title:	/s/ GÉRARD LAMARCHE Gérard Lamarche Director
Date: February 15, 2019	By: Name: Title:	/s/ JEAN LEMIERRE Jean Lemierre Director
Date: February 15, 2019	By: Name: Title:	/s/ RENATA PERYCZ Renata Perycz Director
Date: February 15, 2019	By: Name: Title:	/s/ CHRISTINE RENAUD Christine Renaud Director
Date: February 18, 2019	By: Name: Title:	/s/ CARLOS TAVARES Carlos Tavares Director
Date: February 15, 2019	By: Name: Title:	/s/ PATRICK DE LA CHEVARDIERE Patrick de La Chevardière Executive Vice President and Chief Financial Officer
Date: February 15, 2019	By: Name: Title:	/s/ DOMINIQUE GUYOT Dominique Guyot Chief Accounting Officer
Date: February 18, 2019	By: Name: Title:	/s/ ROBERT O. HAMMOND Robert O. Hammond Authorized Representative in the United States

               [Signature page of Form S-8 Power of Attorney]